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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /

Check the appropriate box:
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/ /  Definitive Proxy Statement
/ /  Definitive  Additional Materials
/x/  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                   Scios Inc.
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                (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                   SCIOS LETTERHEAD

CONTACT:
Wendy Carhart
Scios Inc.
408/616-8325
or
Nadine Padilla
Biosite Diagnostics Incorporated
619/455-4808 x3187

FOR IMMEDIATE RELEASE:

               SCIOS BNP DIAGNOSTIC LICENSEE FILES PMA APPLICATION
                  Biosite Diagnostic Product Now Before the FDA

SUNNYVALE, CA, December 22, 1999 - Scios Inc. (NASDAQ: SCIO) announced today that Biosite Diagnostics Incorporated, one of Scios' B-type natriuretic peptide
(BNP) diagnostic licensees, has filed its pre-market approval application with the United States Food and Drug Administration (FDA) seeking approval to market the Triage (R) BNP Test. The test measures BNP as an aid in the basis for diagnosis of patients with congestive heart failure.

"Using BNP as a diagnostic tool for congestive heart failure will elevate the level of understanding of this cardioprotective hormone in heart failure. One of the heart's natural compensatory responses to stress is to release BNP. The development of a BNP diagnostic test represents an important advance in the ability to aid in the diagnosis of patients with heart failure and further underscores the key role of BNP in this medical condition. We believe a BNP diagnostic test will help to enhance the overall market awareness of the beneficial role of BNP in congestive heart failure, strengthening the potential for Natrecor", said Richard B. Brewer, President and CEO of Scios.

Natrecor(R) (nesiritide), Scios' recombinant form of BNP, is now in a Phase III clinical trial for acute congestive heart failure. Patients began enrolling in the VMAC (Vasodilation in the Management of Acute Congestive heart failure) trial in October, and total enrollment of approximately 500 patients is expected to be completed by the third quarter of 2000.

                                   -- more --

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                                                               December 22, 1999
                                                                          Page 2

Scios' two other licensees for BNP diagnostic products, Abbott Laboratories and Shionogi & Co., Ltd., are in various stages of development. Scios will receive royalties based on sales of Biosite's Triage BNP Test.

SCIOS INC.

Scios is a biopharmaceutical company engaged in the discovery, development, and commercialization of novel human therapeutics. Scios has commercial or research and development relationships with Chiron Corporation, The DuPont Pharmaceuticals Company, Eli Lilly and Company, GenVec Inc., Kaken Pharmaceutical Co., Ltd., and Novo Nordisk A/S of Denmark. Scios' Psychiatric Sales and Marketing Division successfully markets seven psychiatric products, including co-promotion arrangements with Janssen Pharmaceutica's Risperdal(R) (risperidone) and SmithKline Beecham's Paxil(R) (paroxetine hydrochloride). Additional information on Scios is available at its web site located at www.sciosinc.com and in the Company's various filings with the Securities and Exchange Commission.

BIOSITE

Since its inception in 1988, Biosite Diagnostics Incorporated has been dedicated to meeting important clinical needs in emergency medicine by speeding the flow of critical diagnostic information. Biosite's position as a leading provider of Immediate Response Diagnostics(R) has been driven by its focus on customer satisfaction and technological innovation. Biosite's Triage brand products are used in 45 percent of U.S. hospitals and in more than 20 international markets. Additional information on the Company can be found at www.biosite.com.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, and include the risk of timely and successful completion of the current clinical trial for Natrecor and achieving approval of Natrecor, the risks associated with development and commercialization of the Company's other products and the risks associated with the other strategies comprising the Company's new business plan, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1998 and subsequent reports on Form 10-Q.


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                                                               December 22, 1999
                                                                          Page 3

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Scios Inc. has scheduled its annual meeting of stockholders for February 28, 2000. The following information is provided concerning the participants on behalf of Scios Inc. in the solicitation of proxies for this meeting.

The following individuals, all of whom are directors of Scios Inc., may be deemed participants in the solicitation of proxies on behalf of the Company's Board of Directors: Donald B. Rice, Ph.D. (Chairman of the Board of the Company; President and Chief Executive Officer of Urogenesys, Inc.); Richard B. Brewer (Chief Executive Officer and President of the Company); Samuel H. Armacost (Chairman, SRI International); Myron Du Bain (Chairman and Chief Executive Officer (Retired), Fireman's Fund Corporation); Charles A. Sanders, M.D. (Chairman and Chief Executive Officer (Retired), Glaxo Inc.); Solomon H. Snyder, M.D. (Director, Department of Neuroscience, and Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences and Psychiatry, The Johns Hopkins University); Burton E. Sobel, M.D. (E.L. Amidon Professor and Chair, Department of Medicine, The University of Vermont College of Medicine); and Eugene L. Step (Executive Vice President, President of the Pharmaceutical Division (Retired), Eli Lilly and Company). The following executives of the Company may also be deemed participants: Thomas L. Feldman (Vice President of Commercial Operations); Elliott B. Grossbard, M.D. (Senior Vice President of Development); David W. Gryska (Vice President of Finance and Chief Financial Officer); John A. Lewicki, Ph.D. (Vice President of Research); John H. Newman (Senior Vice President, General Counsel & Secretary); George F. Schreiner, M.D., Ph.D. (Vice President, Cardiorenal Research) and Wendy Carhart (Senior Manager of Investor Relations).

In the aggregate, these individuals beneficially own 1,626,257 shares of the Company's Common Stock, including 1,267,332 shares subject to stock options exercisable within 60 days of December 6, 1999. None of these individuals beneficially owns more than 1% of the Company's common stock. In addition to customary cash compensation payable to non-employee directors, under the Company's Equity Incentive Plan each non-employee director receives an automatic grant of a stock option to acquire 10,000 shares of the Company's Common Stock at each annual meeting where the director is elected to the Company's Board of Directors. Mr. Brewer's employment agreement with the Company provides for, among other things, severance payments to Mr. Brewer in the event of termination of his employment "without cause" or "for good reason."

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